Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (the “Form F-10”) of Americas Gold and Silver Corporation of our report dated March 9, 2020 relating to the consolidated financial statements of Americas Gold and Silver Corporation as at and for the years ended December 31, 2019 and 2018 which is filed as an exhibit to, and incorporated by reference in, Americas Gold and Silver Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” and “Interest of Experts” in such the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

August 4, 2020

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.